Exhibit 99.1

For Immediate Release

NR 16-0201

Investor Contact:	Media Contact:
Will Gabrielski	Brendan Ranson-Walsh
VP, Investor Relations	VP, External Communications
213.593.8208	212.739.7212
William.Gabrielski@aecom.com	Brendan.Ranson-Walsh@aecom.com

AECOM reports first-quarter fiscal-year 2016 results

Financial Highlights

•                  Adjusted EPS1 of $0.68.

•                  Free cash flow2 of $77 million in the first quarter.

•                  On track with full-year free cash flow target of $600 million to $800 million for fiscal years 2016 and 2017.

•                  Q1 debt reduction of $84 million; $804 million since the close of the URS transaction.

•                  Wins of $4.4 billion; book-to-burn3 of 1.0x.

•                  Company reiterates fiscal year 2016 adjusted EPS1 guidance of $3.00 to $3.40.

LOS ANGELES (Feb. 9, 2016) — AECOM (NYSE: ACM), a premier, fully integrated global infrastructure firm, reported first-quarter revenue of $4.3 billion today. Net loss4 and loss per share4 were $20 million and $0.13 in the first quarter, respectively. On an adjusted basis, diluted earnings per share1 was $0.68. Better than expected performance on the resolution of acquisition related project and legal matters had a net $0.07 impact on our adjusted earnings per share.

	First Quarter
($ in millions, except EPS)	Q1 FY15	Q1 FY16	YOY % Change
Revenue	$4,210	$4,298	2%
Operating Income	($14)	$96	NM
Net Loss[4]	($139)	($20)	NM
Adjusted EPS[1]	$0.80	$0.68	(15%)
Free Cash Flow[2]	$258	$77	(70%)
Backlog	$40,694	$40,180	(1%)

Note: All comparisons are year over year unless otherwise noted.

“Our performance is supported by our broadly diversified mix of geographies and end-markets, as well as our differentiated ability to design, build, finance and operate critical infrastructure assets around the world” said Michael S. Burke, AECOM’s chairman and chief executive officer. “We are energized by the recent passage of a 5-year surface transportation bill in the U.S., and the opportunities resulting from an expansion of the services we deliver through our global footprint.”

“We are driving operational performance through our investments in the best people and most advanced systems in our industry,” said Stephen M. Kadenacy, AECOM’s president. “We are committed to delivering on our financial and operational objectives through consistent performance and execution.”

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Wins and Backlog

Wins in the quarter of $4.4 billion were driven primarily by the building construction business within the Construction Services segment. The book-to-burn ratio3 was over 1.0. The Company’s total backlog of $40.2 billion increased slightly from the prior quarter after adjusting for currency fluctuations.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its three segments: Design & Consulting Services (DCS), Construction Services (CS), and Management Services (MS).

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water, and government.

Revenue in the first quarter was $1.9 billion. Constant-currency5 organic revenue declined 5 percent. Adjusted operating income6 increased to $121 million compared to $98 million in the year ago period, due to operating efficiencies achieved through synergy savings.

Construction Services (CS)

The CS segment provides construction services for energy, commercial, industrial and public and private infrastructure clients.

Revenue in the first quarter was $1.7 billion. Organic revenue increased 6 percent, with strong growth in building construction more than offsetting weakness in oil and gas markets. Adjusted operating income6 was $32 million compared to $73 million in the year ago period.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services, primarily for agencies of the U.S. government, national governments around the world, and commercial customers.

Revenue in the first quarter was $724 million. Organic revenue declined 19 percent driven by the contemplated reduction in chemical demilitarization revenue and lower Middle East defense support services activity. Adjusted operating income7 was $95 million compared to $102 million in the year ago period.

Tax Rate

Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with expected and actual dispositions of non-core businesses and assets the effective tax rate was 25.0 percent.

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Cash Flow

Free cash flow2 for the first quarter was $77 million; on track to achieve full-year free cash flow target of $600 million to $800 million for fiscal years 2016 and 2017.

Balance Sheet

As of December 31, 2015, AECOM had $658 million of total cash and cash equivalents, $4.5 billion of debt and $951 million in unused capacity under its $1.05 billion revolving credit facility.

Financial Outlook

AECOM is reiterating adjusted EPS1 guidance for fiscal year 2016 of $3.00 to $3.40, which assumes an expected contribution from the monetization of a portion of AECOM Capital investments.

The Company expects to exit fiscal 2016 at a synergy savings run-rate of $275 million and to incur approximately $200 million of acquisition and integration expenses during the fiscal year. In total, the Company is on track to achieve its $325 million run-rate synergy savings target by the end of fiscal 2017.

In addition, the Company expects fiscal 2016 full-year interest expense, excluding acquisition-related amortization, of approximately $210 million and a full-year share count of 156 million.

The Company also expects an adjusted effective tax rate8 of approximately 28%.

Fiscal year 2016 capital expenditures9 are on track to be approximately $150 million. The Company expects depreciation of approximately $165 million and the amortization of intangible assets10 of approximately $200 million.

AECOM is hosting a conference call today at 12 p.m. EST, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com. The webcast will be available for replay following the call.

1 Defined as attributable to AECOM, excluding financial impacts associated with expected and actual dispositions of non-core businesses or assets, acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

2 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals, and is a non-GAAP measure.

3 Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period.

4 Defined as attributable to AECOM.

5 Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

6 Excluding intangible amortization and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

7 Excluding intangible amortization.

8 Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

9 Capital expenditures, net of proceeds from disposals.

10 Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

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About AECOM

AECOM (NYSE: ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM companies had revenue of approximately $18 billion during the 12 months ended December 31, 2015. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, interest expense, amortization of intangible assets, AECOM Capital contributions, synergy costs, acquisition and integration costs, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward looking statements include, but are not limited to, the following:  demand for our services is cyclical; uncertainties related to government contract appropriations; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; our leveraged position and ability to service our debt; exposure to legal, political and economic risks in different countries as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; our insurance policies may not provide adequate coverage; unexpected adjustments and cancellations related to our backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted EPS, adjusted operating income, adjusted tax rate, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We are also providing additional non-GAAP financial measures to reflect the impact of recent acquisitions, including acquisition and integration expenses. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM

Consolidated Statement of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31, 2014	December 31, 2015	% Change

Revenue	$4,210,468	$4,297,651	2.1%
Cost of revenue	4,075,738	4,156,793	2.0%
Gross profit	134,730	140,858	4.5%

Equity in earnings of joint ventures	23,924	25,263	5.6%
General and administrative expenses	(34,338)	(28,639)	(16.6%	)
Acquisition & integration expenses	(138,463)	(41,038)	(70.4%	)
(Loss) Income from operations	(14,147)	96,444	(781.7%	)

Loss on disposal	—	(41,053)	0.0%
Other income	2,579	3,042	18.0%
Interest expense	(118,698)	(59,518)	(49.9%	)
Loss before income tax benefit	(130,266)	(1,085)	(99.2%	)

Income tax benefit	(12,199)	(682)	(94.4%	)

Net loss	(118,067)	(403)	(99.7%	)

Noncontrolling interest in income of consolidated subsidiaries, net of tax	(20,908)	(19,964)	(4.5%	)

Net loss attributable to AECOM	$(138,975)	$(20,367)	(85.3%	)

Net loss attributable to AECOM per share:
Basic	$(0.98)	$(0.13)	(86.7%	)
Diluted	$(0.98)	$(0.13)	(86.7%	)

Weighted average shares outstanding:
Basic	141,892	153,619	8.3%
Diluted	141,892	153,619	8.3%

AECOM

Cash Flow Information

(unaudited - in thousands)

	Three Months Ended
	December 31, 2014	December 31, 2015
Cash Flow Information:
Net cash provided by operating activities	$282,642	$78,055
Capital expenditures, net	(25,070)	(843)
Free cash flow	$257,572	$77,212

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AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	Corporate	Total
Three Months Ended December 31, 2015
Revenue	$1,862,087	$1,711,822	$723,742	$-	$4,297,651
Cost of revenue	1,782,825	1,698,888	675,080	-	4,156,793
Gross profit	79,262	12,934	48,662	-	140,858
Equity in earnings of joint ventures	2,998	2,679	19,586	-	25,263
General and administrative expenses	-	-	-	(28,639)	(28,639)
Acquisition & integration expenses	-	-	-	(41,038)	(41,038)
Operating income (loss)	$82,260	$15,613	$68,248	$(69,677)	$96,444

Gross profit as a % of revenue	4.3%	0.8%	6.7%	-	3.3%

Contracted backlog	$8,188,680	$11,371,941	$4,258,232	$-	$23,818,853
Awarded backlog	6,184,150	5,712,030	4,465,191	-	16,361,371
Total backlog	$14,372,830	$17,083,971	$8,723,423	$-	$40,180,224

Three Months Ended December 31, 2014
Revenue	$1,891,708	$1,534,130	$784,630	$-	$4,210,468
Cost of revenue	1,845,361	1,498,762	731,615	-	4,075,738
Gross profit	46,347	35,368	53,015	-	134,730
Equity in earnings of joint ventures	1,492	5,863	16,569	-	23,924
General and administrative expenses	-	-	-	(34,338)	(34,338)
Acquisition and integration expenses	-	-	-	(138,463)	(138,463)
Operating income (loss)	$47,839	$41,231	$69,584	$(172,801)	$(14,147)

Gross profit as a % of revenue	2.5%	2.3%	6.8%	-	3.2%

Contracted backlog	$8,862,445	$8,677,757	$4,019,766	$-	$21,559,968
Awarded backlog	5,108,675	9,225,932	4,799,072	-	19,133,679
Total backlog	$13,971,120	$17,903,689	$8,818,838	$-	$40,693,647

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AECOM

Regulation G Information

($ in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended Dec 31, 2015
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue:
AECOM Consolidated	$4,297.7	$302.0	$3,995.7
Design & Consulting Services	1,862.1	119.2	1,742.9
Construction Services	1,711.8	90.8	1,621.0
Management Services	723.8	92.0	631.8

Reconciliation of EBITDA Net Income Attributable to AECOM

	Three months ended
	Dec 31, 2014	Sep 30, 2015	Dec 31, 2015
EBITDA	$116.8	$221.8	$147.3
Less: Interest expense[1]	(115.4)	(54.2)	(55.1)
Add: Interest income[2]	1.6	1.0	1.0
Less: Depreciation and amortization[3]	(154.2)	(151.3)	(114.3)
(Loss) income attributable to AECOM before income taxes	(151.2)	17.3	(21.1)
Less: Income tax (benefit) expense	(12.2)	16.2	(0.7)
Net (loss) income attributable to AECOM	$(139.0)	$1.1	$(20.4)

1 Excludes related amortization

2 Included in other income

3 Includes the amount for noncontrolling interests in consolidated subsidiaries

Reconciliation of Total Debt to Net Debt

	Balances at
	Dec 31, 2014	Sep 30, 2015	Dec 31, 2015
Short-term debt	$49.6	$2.8	$3.2
Current portion of long-term debt	152.8	157.6	153.3
Long-term debt	4,775.4	4,446.5	4,366.4
Total debt	4,977.8	4,606.9	4,522.9
Less: Total cash and cash equivalents	734.6	683.9	658.0
Net Debt	$4,243.2	$3,923.0	$3,864.9

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Dec 31, 2014	Sep 30, 2015	Dec 31, 2015
Net cash provided by operating activities	$282.6	$278.0	$78.0
Capital expenditures, net	(25.0)	(10.1)	(0.8)
Free cash flow	$257.6	$267.9	$77.2

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AECOM

Regulation G Information

($ in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets, and Financial Impacts Associated with Expected and Actual Dispositions of Non-core Businesses and Assets

	Three Months Ended
	Dec 31, 2014	Sep 30, 2015	Dec 31, 2015
(Loss) income from operations	$(14.1)	$95.2	$96.4
Noncore operating losses	-	-	7.1
Acquisition and integration expenses	138.5	79.9	41.0
Amortization of intangible assets	114.2	108.3	75.0
Adjusted income from operations	$238.6	$283.4	$219.5

(Loss) income before income tax expense	$(130.3)	$42.7	$(1.1)
Noncore operating losses	-	-	7.1
Acquisition and integration expenses	138.5	79.9	41.0
Amortization of intangible assets	114.2	108.3	75.0
Loss on disposal	-	-	41.0
Financing charges in interest expense	68.0	3.9	4.1
Adjusted income before income tax expense	$190.4	$234.8	$167.1

Income tax (benefit) expense	$(12.2)	$16.3	$(0.7)
Tax effect of the above adjustments	58.9	34.2	35.9
Adjusted income tax expense	$46.7	$50.5	$35.2

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(20.9)	$(25.4)	$(20.0)
Amortization of intangible assets included in NCI, net of tax	(7.4)	(11.0)	(6.5)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(28.3)	$(36.4)	$(26.5)

Net (loss) income attributable to AECOM	$(139.0)	$1.1	$(20.4)
Noncore operating losses	-	-	7.1
Acquisition and integration expenses	138.5	79.9	41.0
Amortization of intangible assets	114.2	108.3	75.0
Loss on disposal	-	-	41.0
Financing charges in interest expense	68.0	3.9	4.1
Tax effect of the above adjustments	(58.9)	(34.3)	(35.8)
Amortization of intangible assets included in NCI, net of tax	(7.4)	(11.0)	(6.5)
Adjusted net income attributable to AECOM	$115.4	$147.9	$105.5

Net (loss) income attributable to AECOM - per diluted share*	$(0.98)	$0.01	$(0.13)

Per diluted share adjustments:
Noncore operating losses	-	-	0.05
Acquisition and integration expenses	0.96	0.51	0.26
Amortization of intangible assets	0.79	0.70	0.48
Loss on disposal	-	-	0.26
Financing charges in interest expense	0.47	0.03	0.03
Tax effect of the above adjustments	(0.40)	(0.23)	(0.23)
Amortization of intangible assets included in NCI, net of tax	(0.04)	(0.07)	(0.04)
Adjusted net income attributable to AECOM - per diluted shares*	$0.80	$0.95	$0.68

Weighted average shares outstanding - Diluted	143.9	155.2	154.8

*When there is a net loss, basic and dilutive EPS calculations use the same share count to avoid any antidilutive effect; however, the adjusted EPS includes the dilutive shares excluded in the GAAP EPS.

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AECOM

Regulation G Information

($ in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets, and Financial Impacts Associated with Expected and Actual Dispositions of Non-core Businesses and Assets

	Three Months Ended
	Dec 31, 2014	Sep 30, 2015	Dec 31, 2015

EBITDA	$116.8	$221.8	$147.3
Noncore operating losses	-	-	7.1
Acquisition and integration expenses	138.5	79.8	41.0
Loss on disposal	-	-	41.1
Depreciation expense included in acquisition and integration expense line above	-	(6.6)	(5.9)
Adjusted EBITDA	$255.3	$295.0	$230.6

Segment Income from Operations
Design & Consulting Services Segment:
Income from operations	$47.8	$102.4	$82.3
Noncore operating losses	-	-	1.9
Amortization of intangible assets	49.9	50.3	36.9
Adjusted income from operations	$97.7	$152.7	$121.1

Construction Services Segment:
Income from operations	$41.2	$21.4	$15.6
Noncore operating losses	-	-	5.2
Amortization of intangible assets	31.9	20.4	10.9
Adjusted income from operations	$73.1	$41.8	$31.7

Management Services Segment:
Income from operations	$69.6	$76.7	$68.2
Amortization of intangible assets	32.4	37.6	27.1
Adjusted income from operations	$102.0	$114.3	$95.3

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